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                                                                    EXHIBIT 23.1

The Board of Directors
Simmons Media Group, Inc.

We consent to the use of our report included herein and to the reference to our firm under the headings Selected Consolidated Historical Financial Data and "Experts" in the prospectus.

/s/ KPMG LLP



Salt Lake City, Utah
August 10, 2000